UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 11, 2007

(Exact name of registrant as specified in its charter)

Delaware	1-7724	39-0622040
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

2801 80th Street, Kenosha, WI  53141
(Address of principal executive offices)

Registrant’s telephone number, including area code:   (262) 656-5200

☐                                    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment
of Certain Officers; Compensatory Arrangements of Certain Officers

On June 11, 2007, James P. Holden accepted appointment to the Snap-on Incorporated Board of Directors. The appointment was made by the Board and will be effective on July 2, 2007. Mr. Holden will be a member of the class whose terms will expire at the 2010 annual meeting of shareholders; the Board intends to submit Mr. Holden’s name for shareholder ratification of at the 2008 annual meeting. The Board will be expanded by one director, to 12 directors, in connection with Mr. Holden’s election.

Mr. Holden, age 56, served 27 years in the automotive industry, including 19 years with DaimlerChrysler and its predecessor, Chrysler Corporation. He was most recently president and chief executive officer until 2000 of DaimlerChrysler Corporation, a US subsidiary of DaimlerChrysler AG. Since March 2007, he has served as non-executive Chairman of Meridian Automotive Systems. Mr. Holden is also a director of SMobile Systems, Speedway Motorsports, Inc. and Sirius Satellite Radio, Inc.

Mr. Holden will receive the same compensation as other non-employee directors of the Company. He will also receive a pro-rated fiscal 2007 restricted stock grant, to be valued at $67,500, upon the commencement of his service as director.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SNAP-ON INCORPORATED

Date: June 15, 2007	By:	/s/ Susan F. Marrinan
Susan F. Marrinan, Vice President,
Secretary and Chief Legal Officer